SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 17, 2021

Century Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Mystic Avenue Medford, MA	02155
(Address of principal executive offices)	(Zip Code)

(781) 391-4000

(Registrant’s telephone number, including area code)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	CNBKA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement

On February 17, 2021, Century Bancorp, Inc.’s wholly owned subsidiary, Century Bank and Trust Company, entered into material definitive agreements with Barry R. Sloane and Linda Sloane Kay (the “Insureds”), copies of which are attached hereto as Exhibit 99.1 and 99.2 and incorporated herein by reference. The amended and restated agreements provide life insurance protection for each Insured’s family in the event of the Insured’s death. The death benefit increased to $20,000,000 from $10,000,000 for Barry R. Sloane and increased to $10,000,000 from $5,000,000 for Linda Sloane Kay.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Split Dollar Life Insurance Agreement between Century Bank & Trust Company and Barry R. Sloane, as amended and restated, dated February 17, 2021.

99.2	Split Dollar Life Insurance Agreement between Century Bank & Trust Company and Linda Sloane Kay, as amended and restated, dated February 17, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

/s/ William P. Hornby
William P. Hornby, CPA
Chief Financial Officer and Treasurer

Dated: February 18, 2021